Exhibit 99.1

Community Bank Shares of Indiana, Inc. A NASDAQ Traded Company - Symbol CBIN 2015 Annual Meeting of Shareholders Financial Statement Update May 19, 2015 - 9:00 a.m. “Achieving Financial Goals with Exceptional People and Exceptional Service”

Safe Harbor Statement for Forward-Looking Statements This investor presentation may contain forward-looking statements within the meaning of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. These statements are not historical facts, but rather statements based on our current expectations regarding our business strategies and their intended results and our future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends,” “may,” “could,” “should” and similar expressions. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to our actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by our subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; costs of integrating acquired operations and realizing benfefits of the acquisition and other factors disclosed periodically in our filings with the Securities and Exchange Commission. Because of the significant risks and uncertainties inherent in forward-looking statements, readers should not place undue reliance on them, whether included in this report or made elsewhere from time to time by us or on our behalf. Our forward-looking statements are made as of the date of the presentation and we assume no obligation to update any forward-looking statements or the reasons why actual results could differ from those contained in such forward-looking statements. Page 2

Acquisition of First Financial Service Corporation (FFKY) Selected Financial Data Company Recognition and Involvement Stock Price Performance 2015 Corporate Goals Agenda

Completed on January 1, 2015 Acquired $773.7 million in Assets, $402.3 million in Loans, and $704.8 million in Deposits CBIN Total Assets at 12/31/2014: $888.7 million CBIN Total Assets at 3/31/2015: $1.6 billion Acquired 15 net Financial Centers (Closed two overlapping Your Community Bank FC’s in Bardstown) Issued 791,357 shares to FFKY shareholders for a total purchase price of $21.9 million Issued 1,120,950 shares for a net of $23.9 million through a private placement to provide additional capital for the acquisition Acquisition of FFKY

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Selected Financial Data Page 6 Earnings per Share ($) 8.6% CAGR 1.77 1.79 2.06 2.32 2.46 0.00 0.50 1.00 1.50 2.00 2.50 3.00 2010Y 2011Y 2012Y 2013Y 2014Y

Selected Financial Data Page 7 Source: SNL Financial. Peer Group includes select publicly traded Midwest banks & thrifts with total assets from $750mm to $2.0bn. Cost of Deposits (%) Peer Group Median CBIN 0.65 0.36 0.18 0.15 0.99 0.64 0.46 0.34 - 0.20 0.40 0.60 0.80 1.00 1.20 2011Y 2012Y 2013Y 2014Y

Selected Financial Data Page 8 Net Interest Margin (%) Peer Group Median CBIN Source: SNL Financial. Peer Group includes select publicly traded Midwest banks & thrifts with total assets from $750mm to $2.0bn. 4.07 4.09 4.24 4.29 3.55 3.47 3.46 3.47 3.00 3.20 3.40 3.60 3.80 4.00 4.20 4.40 2011Y 2012Y 2013Y 2014Y

Selected Financial Data Return on Avg. Assets (%) Page 9 Peer Group Median CBIN Source: SNL Financial. Peer Group includes select publicly traded Midwest banks & thrifts with total assets from $750mm to $2.0bn. 0.94 0.95 1.04 1.04 0.58 0.86 0.75 0.91 - 0.20 0.40 0.60 0.80 1.00 1.20 2011Y 2012Y 2013Y 2014Y

Selected Financial Data Return on Avg. Common Equity (%) Page 10 Peer Group Median CBIN Source: SNL Financial. Peer Group includes select publicly traded Midwest banks & thrifts with total assets from $750mm to $2.0bn. 12.32 12.53 13.61 13.56 6.77 9.53 8.33 9.58 - 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 2011Y 2012Y 2013Y 2014Y

Selected Financial Data Page 11 Non-Performing Assets as % of Total Assets NPAs Including TDRs NPAs Excluding TDRs 2.6 1.8 1.6 1.3 5.7 3.5 2.8 2.2 0.0 1.0 2.0 3.0 4.0 5.0 6.0 2011Y 2012Y 2013Y 2014Y

Selected Financial Data Page 12 (1) Excludes merger and integration expenses, net of income taxes Quarter Ended, 3/31/15 12/31/14 9/30/14 6/30/14 3/31/14 Total Assets $1,620,618 $888,746 $865,955 $875,916 $846,082 Net Loans 999,906 603,575 593,124 588,160 573,643 Total Deposits 1,337,723 650,944 655,211 683,615 655,076 Net Income (936) 2,437 2,316 2,148 2,112 Net Income Ex M & I (1) 1,550 2,594 2,441 2,295 2,142 Diluted EPS (0.19) 0.66 0.63 0.59 0.59 Diluted EPS Ex M & I (1) 0.27 0.71 0.67 0.63 0.59 Net Interest Margin 3.87% 4.52% 4.28% 4.24% 4.13%

Recognized as One of the Top 200 Community Banks in the US by American Banker Ranked Number 144 For Publicly Traded Community Bank and Thrifts Under $2 Billion Based on Return on Average Equity for Last 3 Years with ROAE of 9.58% Total Banks and Thrifts Qualifying for Ranking: 750 Company Recognition

Winner of “Best Places to Work” in Kentucky two years in a row Named “2015 Best Places to Work in Indiana” by the Indiana Chamber of Commerce for four years in a row Business First of Louisville “Business of the Year” finalist two years in a row Business First of Louisville, Partners in Philanthropy – Top 5 Medium Company two years in a row Company Recognition

Donated $309,715 to support local programs, scholarships, and non-profit organizations Our team members serve on over 70 local non-profit boards Over 4,000 hours of community service Relationships we have with local non-profits: Metro United Way, Floyd Memorial Hospital Foundation, Local School Districts, Ohio River Greenway, Full Stride Economic Development Company Involvement

Source: SNL Financial. Market data as of 5/8/15. SNL U.S. Bank and Thrift includes all major exchange (NYSE, NYSE MKT, NASDAQ) banks and thrifts in SNL's coverage universe. CBIN Stock Price Performance - Total Return Page 16 3-Year (since May 8, 2012) 5-Year (since May 7, 2010) CBIN generated a 128% return for its stockholders over the last three years During the last 5 years, CBIN has outperformed the SNL Bank & Thrift Index by 3.5x SNL Bank Index: +73% CBIN: +128% CBIN +221% SNL Bank Index: +64%

Meet or exceed 2015 budget Reduce Non-Performing Assets Change Balance Sheet mix Develop Profitable Relationships in entire footprint Consolidate SCSB into YCB Change name of CBIN to Your Community Bank Shares Integrate YCB culture into entire footprint 2015 Corporate Goals

Integrate FFSB both operationally and culturally Continue to optimize all areas of our business to drive EPS growth Reduce and improve classified credits by executing problem asset resolution plans Focus on our legacy and acquired primary markets by: Fostering relationships in our communities, and Developing and strengthening profitable relationships Continue to strengthen our culture by investing in our people Be flexible so that we can take advantage of opportunities as they present themselves 2015 & Beyond

Thank you. Any Questions? Page 19